Exhibit 99.1
Presidential Realty Corporation	NEWS
180 South Broadway
White Plains, N.Y. 10605 (914) 948-1300

FOR IMMEDIATE RELEASE
White Plains, New York
May 13, 2009

Presidential Realty Corporation, a real estate investment trust whose shares are traded on the NYSE Alternext US (PDLA and PDLB), is engaged principally in the ownership of income-producing real estate and in the holding of notes and mortgages secured by real estate or interests in real estate.

Results of operations for the three months ended March 31, 2009:

The Company’s net income for the three months ended March 31, 2009 was $.23 per share compared to a net loss of $.23 per share for the three months ended March 31, 2008.

Continuing Operations:

Income from continuing operations was $.22 per share for the three months ended March 31, 2009 compared to a loss of $.25 per share for the three months ended March 31, 2008.  This increase in income of $.47 per share is attributable to a $.50 per share gain recorded during the three months ended March 31, 2009 upon the settlement of several joint venture loans.  As more fully described in the Company’s Form 10-Q for the quarterly period ended March 31, 2009, the Company entered into a settlement agreement on February 27, 2009 with its joint venture partners with respect to defaults on three of the Company’s mezzanine loans.

Discontinued Operations:

Income from discontinued operations was $.01 per share for the three months ended March 31, 2009 compared to $.02 per share for the three months ended March 31, 2008.

Presidential Realty Corporation	NEWS
180 South Broadway
White Plains, N.Y. 10605 (914) 948-1300

FOR IMMEDIATE RELEASE
White Plains, New York
May 13, 2009

	RESULTS OF OPERATIONS
	(Unaudited)
	THREE MONTHS ENDED
	MARCH 31,
	2009	2008
Gross revenues (excluding revenues from discontinued operations)	$1,474,000	$1,679,000
Income (loss) from continuing operations	$708,000	$(978,000)
Income from discontinued operations	43,000	59,000
Net income (loss)	751,000	(919,000)
Add: Net loss from noncontrolling interest	38,000	-
Net Income (Loss) attributable to Presidential Realty Corporation	$789,000	$(919,000)

Per share of common stock attributable to Presidential Realty Corporation (basic and diluted):
Income (loss) from continuing operations	$0.22	$(0.25)
Income from discontinued operations	0.01	0.02
Net Income (Loss) per Common Share - basic	$0.23	$(0.23)
- diluted	$0.23	$(0.23)
Average shares outstanding - basic	3,379,613	3,934,987
- diluted	3,399,413	3,934,987
Cash distributions per common share	$-	$0.16

Presidential Realty Corporation	NEWS
180 South Broadway
White Plains, N.Y. 10605 (914) 948-1300

FOR IMMEDIATE RELEASE
White Plains, New York
May 13, 2009

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:

•
generally adverse economic and business conditions, which, among other things, (a) affect the demand for residential, retail, industrial and office space at properties owned by the Company or which are security for loans made by the Company, (b) affect the availability and creditworthiness of prospective tenants and the rental rates obtainable at the properties, and (c) affect consumer demand for the products offered by the tenants at the malls owned by the joint ventures in which the Company is a member, which adversely affects the operating results and valuations of such malls;

•
adverse changes in the real estate markets, including a severe tightening of the availability of credit, which adversely affect the ability of the Company or the joint ventures in which the Company is a member to sell, or refinance the mortgages on, their properties and which may also affect the ability of prospective tenants to rent space at these properties;

•	general risks of real estate development, ownership and operation;
•	governmental actions and initiatives; and
•	environmental and safety requirements.

Additional factors that could cause Presidential’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2008 Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.  Except as required by law, the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any changes in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

For further information contact:
Jeffrey F. Joseph, President
Presidential Realty Corporation
at the above address and telephone number